EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2006 relating to the consolidated financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K for Hurco Companies, Inc. for the year ended October 31, 2007.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Indianapolis, Indiana
March 19, 2008